Exhibit 99.1

PRESS RELEASE

Contact Information:
Dan Sink
EVP & CFO
(317) 577-5609
dsink@kiterealty.com

Kite Realty Group Trust Reports First Quarter 2018 Operating Results

Indianapolis, Ind., April 25, 2018 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today its operating results for the first quarter ended March 31, 2018. Financial statements, exhibits, and reconciliations of non-GAAP measures attached to this release include the details of the Company’s results.
First Quarter Highlights

•	Net loss attributable to common shareholders of $17.9 million, or $0.21 per common share, which included a $24.1 million non-cash charge due to the impairment of an operating property.

•	Funds From Operations of the Operating Partnership (“FFO”), as defined by NAREIT, of $43.5 million, or $0.51 per diluted common share.

•	Increased Same-Property Net Operating Income (“NOI”) 1.5% compared to the same period in the prior year.

•
Generated aggregate rent spreads on 58 comparable new and renewal leases of 2.3%, or 8.2% excluding one new anchor tenant that did not require the Company to spend any capital and one strategic anchor renewal.

•	Generated $63.0 million in gross proceeds from the disposition of two non-core shopping centers and used these proceeds to pay down the Company’s revolving line of credit.

•	Completed one Redevelopment, Repurpose and Reposition (“3-R”) project, Burnt Store Marketplace (Punta Gorda, FL), with a projected annualized return of 11.5% on incurred costs of $8.9 million.

•	Subsequent to quarter end, recast the Company’s unsecured revolving credit facility, increasing the size by $100 million to $600 million and extending the maturity date.

“We started 2018 with another quarter of strong operations and execution on our stated objectives,” said John Kite, Chairman and Chief Executive Officer. “We were able to meet our asset disposition goal in the first quarter and continue to look to market select assets to further reduce leverage. We generated another high return on a completed 3-R project and are working to deliver on our remaining initiatives, including our Big Box Surge.”

Financial & Portfolio Results
Financial Results
Net loss attributable to common shareholders for the three months ended March 31, 2018, was $17.9 million, compared to net income of $5,000 for the same period in 2017. First quarter 2018 results included a $24.1 million charge for an operating property impairment due to changes during the quarter in facts and circumstances underlying the Company’s expected future hold period of this property.
For the three months ended March 31, 2018, FFO, as defined by NAREIT, was $43.5 million, or $0.51 per diluted common share, compared to $43.9 million, or $0.51 per diluted common share, for the same period in the prior year.
Portfolio Operations
As of March 31, 2018, the Company owned interests in 115 operating and redevelopment properties totaling approximately 22.5 million square feet and 2 development projects currently under construction totaling 0.7 million square feet. The owned gross leasable area in the Company’s retail operating portfolio was 94.6% leased as of March 31, 2018, and the Company’s total portfolio was 94.2% leased.
Same-property NOI, which includes 102 operating properties, increased 1.5% in the first quarter compared to the same period in the prior year. The leased percentage of properties included in the same-property pool was 94.6% at March 31, 2018, compared to 95.1% in the same period in the prior year, while the economic occupancy percentage for the same periods were 93.3% and 94.0%, respectively.
The Company executed leases on 65 individual spaces totaling 417,830 square feet during the first quarter of 2018, including 58 comparable new and renewal leases for 391,348 square feet. Cash rent spreads on comparable new and renewal leases executed in the quarter were (2.2%) and 3.1%, respectively, for a blended cash rent spread of 2.3%. Excluding one new anchor tenant lease that did not require the Company to expend any capital and one strategic anchor renewal, new and renewal leases were 16.5% and 7.0%, respectively, for a blended cash rent spread of 8.2%. The blended leasing spread on a GAAP basis, which includes periodic contractual rent increases over the term of the lease, was 5.3%.
Several tenants opened in the first quarter, including the following anchors: Aldi at Bolton Plaza (Jacksonville, FL), Nordstrom Rack at Portofino Shopping Center (Houston, TX) and Skechers Outlet at Eastern Beltway (Las Vegas, NV).
The Company is making progress on its anchor space repositioning efforts (“Big Box Surge”). Gander Outdoors is taking the 30,045 square-foot space formerly occupied by Gander Mountain at Bayport Commons (Tampa, FL), and Party City is taking the 11,072 square-foot space formerly occupied by Home Consignment at Centennial Gateway (Las Vegas, NV).

Capital Recycling
In the first quarter, we completed the sale of two non-core operating properties: Trussville Promenade in Birmingham, Alabama, and Memorial Commons in Goldsboro, North Carolina. These sales generated $63.0 million in gross proceeds, which were used to pay down the Company’s revolving line of credit.
Balance Sheet
We continue to strengthen our balance sheet, as we have reduced our Net Debt to EBITDA from 6.92x at the end of the fourth quarter of 2017 to 6.76x. We currently have only $48.7 million of term maturities through 2020, and our debt portfolio has a weighted average maturity of 5.3 years.
Subsequent to quarter end, the Company successfully recast its unsecured revolving credit facility, increasing the size by $100 million to $600 million, extending the maturity date to April 22, 2022 (which can be further extended by up to two six month periods, subject to certain conditions), lowering the leverage pricing across the grid, and changing the definition of the capitalization rate from 6.75% to 6.50%, which increases total asset value and available borrowing capacity. Additional details are available in the Form 8-K filed by the Company on April 25, 2018.
Development and Redevelopment
During the quarter, we completed construction on one 3-R project, Burnt Store Marketplace (Punta Gorda, FL). We invested $8.9 million into this asset to demolish and rebuild the 45,000 square-foot Publix and upgrade the center for a projected annualized return of 11.5%.

The Company’s 3-R program currently includes six projects under various stages of construction, with estimated combined costs ranging from $61.5 to $66.5 million and an estimated combined annualized return ranging from 8.0% to 9.0%.
2018 Earnings Guidance
The Company maintains its guidance for 2018 FFO, as defined by NAREIT, in a range of $1.98 to $2.04 per diluted common share. Please refer to the full list of guidance assumptions on page 43 of the Company’s first quarter supplemental.

Guidance Range for Full Year 2018	Low	High
Consolidated net income/(loss) per diluted common share	$(0.02)	$0.04
Add: Depreciation, amortization and other	1.72	1.72
Add: Impairment Charge	0.28	0.28
FFO, as defined by NAREIT, per diluted common share	$1.98	$2.04

Earnings Conference Call
The Company will conduct a conference call to discuss its financial results on Thursday, April 26, 2018, at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 7895509). In addition, a webcast replay link will be available on the corporate website

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to tenants in desirable markets through our diverse portfolio of high-quality community, neighborhood, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources and inflationary trends or outlook; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the impact of online retail competition and the perception that such competition has on the value of shopping center assets; risks related to the geographical concentration of the Company’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the SEC, specifically the section titled “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	March 31, 2018	December 31, 2017
Assets:
Investment properties, at cost	$3,865,567	$3,957,884
Less: accumulated depreciation	(671,384)	(664,614)
	3,194,183	3,293,270

Cash and cash equivalents	28,753	24,082
Tenant and other receivables, including accrued straight-line rent of $32,182 and $31,747 respectively, net of allowance for uncollectible accounts	57,172	58,328
Restricted cash and escrow deposits	9,795	8,094
Deferred costs and intangibles, net	108,612	112,359
Prepaid and other assets	20,342	16,365
Total Assets	$3,418,857	$3,512,498
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,650,547	$1,699,239
Accounts payable and accrued expenses	102,851	78,482
Deferred revenue and other liabilities	90,940	96,564
Total Liabilities	1,844,338	1,874,285
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	48,834	72,104
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,675,982 and 83,606,068 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	837	836
Additional paid in capital	2,073,316	2,071,418
Accumulated other comprehensive loss	5,147	2,990
Accumulated deficit	(554,313)	(509,833)
Total Kite Realty Group Trust Shareholders’ Equity	1,524,987	1,565,411
Noncontrolling Interests	698	698
Total Equity	1,525,685	1,566,109
Total Liabilities and Shareholders' Equity	$3,418,857	$3,512,498

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2018 and 2017
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2018	2017
Revenue:
Minimum rent	$68,965	$68,946
Tenant reimbursements	18,373	18,570
Other property related revenue	1,063	2,596
Fee income	1,362	—
Total revenue	89,763	90,112
Expenses:
Property operating	12,470	12,953
Real estate taxes	10,754	10,330
General, administrative, and other	5,945	5,470
Transaction costs	—	—
Depreciation and amortization	38,556	45,830
Impairment charge	24,070	7,411
Total expenses	91,795	81,994
Operating (loss) income	(2,032)	8,118
Interest expense	(16,337)	(16,445)
Income tax benefit of taxable REIT subsidiary	23	33
Other expense, net	(151)	(139)
Loss from continuing operations	(18,497)	(8,433)
Gains on sales of operating properties	500	8,870
Net (loss) income	(17,997)	437
Net loss (income) attributable to noncontrolling interests	80	(432)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(17,917)	$5

(Loss) income per common share - basic and diluted	$(0.21)	$0.00

Weighted average common shares outstanding - basic	83,629,669	83,565,325
Weighted average common shares outstanding - diluted	83,629,669	83,643,608
Cash dividends declared per common share	$0.3175	$0.3025

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2018 and 2017
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2018	2017
Funds From Operations
Consolidated net (loss) income	$(17,997)	$437
Less: net income attributable to noncontrolling interests in properties	(351)	(432)
Less: gains on sales of operating properties	(500)	(8,870)
Add: impairment charge	24,070	7,411
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	38,278	45,366
FFO of the Operating Partnership[1]	43,500	43,912
Less: Limited Partners' interests in FFO	(1,022)	(989)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$42,478	$42,923
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.51	$0.51
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.51	$0.51

Weighted average common shares outstanding - basic	83,629,669	83,565,325
Weighted average common shares outstanding - diluted	83,668,918	83,643,608
Weighted average common shares and units outstanding - basic	85,642,329	85,529,910
Weighted average common shares and units outstanding - diluted	85,681,578	85,608,193

FFO, as defined by NAREIT, per diluted share
Consolidated net (loss) income	$(0.21)	$0.01
Less: net income attributable to noncontrolling interests in properties	—	(0.01)
Less: gains on sales of operating properties	(0.01)	(0.10)
Add: impairment charge	0.28	0.08
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	0.45	0.53
FFO, as defined by NAREIT, of the Operating Partnership per diluted share[1]	$0.51	$0.51

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"). The NAREIT white paper defines FFO as net income (determined in accordance with GAAP), excluding gains (or losses) from sales and impairments of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2018 and 2017
(Unaudited)

($ in thousands)
	Three Months Ended March 31,
	2018	2017	% Change
Number of properties for the quarter[1]	102	102

Leased percentage at period end	94.6%	95.1%
Economic Occupancy percentage[2]	93.3%	94.0%

Minimum rent	$57,653	$57,128
Tenant recoveries	16,682	16,317
Other income	271	284
	74,606	73,729

Property operating expenses	(10,672)	(10,517)
Bad debt expense	(364)	(598)
Real estate taxes	(9,947)	(9,771)
	(20,983)	(20,886)
Same Property NOI[3]	$53,623	$52,843	1.5%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$53,623	$52,843
Net operating income - non-same activity[4]	11,554	13,987
Other income (expense), net	1,234	(107)
General, administrative and other	(5,945)	(5,470)
Impairment charge	(24,070)	(7,411)
Depreciation and amortization expense	(38,556)	(45,830)
Interest expense	(16,337)	(16,445)
Gains on sales of operating properties	500	8,870
Net loss (income) attributable to noncontrolling interests	80	(432)
Net (loss) income attributable to common shareholders	$(17,917)	$5

____________________
1
Same Property NOI excludes seven properties in redevelopment, the recently completed Northdale Promenade, Burnt Store Marketplace, and Parkside Town Commons - Phase II, as well as office properties (Thirty South Meridian and Eddy Street Commons).

2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular quarters presented and thus provides a more consistent comparison of our properties. The year-to-date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended March 31, 2018, the Company excluded seven redevelopment properties and the recently completed Northdale Promenade and Burnt Store Marketplace redevelopments from the same property pool that met these criteria and were owned in both comparable periods.